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                                                                 Exhibit 10.21


                                BLOCKBUSTER INC.

                                SENIOR EXECUTIVE

                            SHORT-TERM INCENTIVE PLAN

                                    ARTICLE I

                                     GENERAL


SECTION 1.1   PURPOSE.

         The purpose of the Blockbuster Inc. Senior Executive Short-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Blockbuster Inc., a Delaware corporation (the "Company"), by rewarding selected senior executives of the Company and its subsidiaries for their contributions to the Company's financial success and thereby motivating them to continue to make such contributions in the future by granting annual performance-based awards ("Awards").

SECTION 1.2   ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), consisting of at least such number of directors as is required from time to time to satisfy the requirements of the exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for "qualified performance-based compensation," and each such Committee member shall satisfy the qualification requirements of Section 162(m) of the Code. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section
1.3 below ("Participants").

         With respect to any restrictions in the Plan that are based on the requirements of Section 162(m) of the Code or any other applicable law, rule or restriction, to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.


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SECTION 1.3   ELIGIBLE PERSONS.

         Awards may be granted only to employees of the Company or one of its subsidiaries who are at the level of Senior Vice President of the Company or one of its subsidiaries or at a more senior level. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Company or one of its subsidiaries for services performed as an employee of the Company or any of its subsidiaries.

                                   ARTICLE II

                                     AWARDS


SECTION 2.1   AWARDS.

         The Committee may grant Awards to eligible employees with respect to each fiscal year of the Company or the portion of the fiscal year remaining after the initial public offering of Class A Common Stock of the Company (the "IPO"), subject to the terms and conditions set forth in the Plan.

SECTION 2.2   TERMS OF AWARDS.

         Not later than ninety days after the start of each fiscal year of the Company or, in the case of the fiscal period commencing with the IPO, before twenty-five percent of such fiscal period has elapsed, the Committee shall establish (i) performance goals and objectives ("Performance Targets") for the Company and the subsidiaries and divisions thereof for such period ("Performance Period") and (ii) target awards ("Target Awards") for each Participant which shall be a percentage of the Participant's Salary (as defined in Section 2.3 below). Such Performance Targets shall relate to the achievement of annual financial goals based on the attainment of specified levels of Operating Income, Net Earnings and/or Cash Flow (as such terms are defined below) for the Company and the subsidiaries and divisions thereof. For purposes of the Plan, "Operating Income" shall mean revenues less operating expenses (other than depreciation, amortization and non-recurring charges); "Net Earnings" shall mean net earnings from continuing operations; and "Cash Flow" shall mean Operating Income less cash capital expenditures and rental library purchases and increases or decreases in working capital and in other balance sheet investments.

SECTION 2.3   LIMITATION ON AWARDS.

         The aggregate amount of all Awards to any Participant for any Performance Period shall not exceed the amount determined by multiplying such Participant's Salary by a factor of eight. For purposes of the Plan, "Salary" shall mean (a) for any Participant hired on or before July 15, 1999, the sum of
(i) the annual base salary of the Participant for such year, and (ii) an amount equal to the annual rate of any deferred compensation for such year, in each case, as set forth in


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the Participant's employment agreement as in effect on July 15, 1999; PROVIDED that, if the employment agreement expires prior to the end of any Performance Period, the amount of base salary and deferred compensation determined hereunder shall relate to the highest annual amounts that were provided for under such employment agreement; and (b) for any Participant hired after July 15, 1999, the sum of (x) such Participant's annual base salary on the date of hire, and (y) an amount equal to the annual rate of any deferred compensation for the year of hire, in each case, as set forth in such Participant's employment agreement as in effect on his date of hire; PROVIDED, that the Salary for this purpose of a Participant hired after July 15, 1999, shall not exceed 1.5 times the highest Salary on July 15, 1999 for any Participant determined pursuant to clause (a) of this Section 2.3. Notwithstanding the foregoing, "Salary" determined hereunder shall not include any amounts that would cause the Committee to exercise discretion not otherwise permitted by Section 162(m) of the Code.

SECTION 2.4   DETERMINATION OF AWARD.

         The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify whether the Performance Targets have been achieved in the manner required by Section 162(m) of the Code. If the Performance Targets have been achieved, the Awards for such Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance or for any other reason. Subject to Section 2.5, such Awards shall become payable in cash as promptly as practicable thereafter.

SECTION 2.5   EMPLOYMENT REQUIREMENT.

         To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period; PROVIDED that, if a Participant becomes "permanently disabled" (in each case, as determined by the Committee in its sole discretion) or a Participant dies during a Performance Period, such Participant or his estate shall be awarded, unless his employment agreement provides otherwise, a pro rata portion of the amount of the Award earned for such Performance Period, except that the Committee may, in its sole discretion, reduce the amount of such Award to reflect the Committee's assessment of such Participant's individual performance prior to such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

                                   ARTICLE III

                              ADJUSTMENT OF AWARDS


         In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution,


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sale of assets, or other similar corporate transaction or event, or any other extraordinary item or event not foreseen at the time of the grant of the Award, or any other event which distorts the applicable performance criteria occurs involving the Company or a subsidiary or division thereof, the Committee shall, to the extent consistent with Section 162(m) of the Code, adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of Operating Income, Net Earnings and/or Cash Flow, or the applicable Performance Targets, to the extent necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

                                   ARTICLE IV

                                  MISCELLANEOUS


SECTION 4.1   NO RIGHTS TO AWARDS OR CONTINUED EMPLOYMENT.

         No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

SECTION 4.2   RESTRICTION ON TRANSFER.

         The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted, otherwise than by will or the laws of descent and distribution.

SECTION 4.3   TAX WITHHOLDING.

         The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any federal, state or local taxes required by law to be withheld with respect to such payments.

SECTION 4.4   NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CHANGES.

         The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.


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SECTION 4.5   SOURCE OF PAYMENTS.

         The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

SECTION 4.6   AMENDMENT AND TERMINATION.

         The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; PROVIDED, HOWEVER, that no alteration or amendment will be effective without stockholder approval if such approval is required by law. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, adversely affect the rights of such Participant in such Award.

SECTION 4.7   GOVERNMENTAL REGULATIONS.

         The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

SECTION 4.8   HEADINGS.

         The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

SECTION 4.9   GOVERNING LAW.

         The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflicts of law principles and applicable federal law.

SECTION 4.10  EFFECTIVE DATE.

         The Plan became effective upon its adoption by the Board and its approval by the stockholder of the Company on July 15, 1999.


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